UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 7, 2013

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

Underwriting Agreement

On August 7, 2013, Advent Software, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters listed in Schedule 1 thereto (the “Underwriters”), and the selling stockholders named therein (the “Selling Stockholders”), pursuant to which the Selling Stockholders agreed to sell an aggregate of 7,261,844 shares of common stock, par value $0.01 per share, of the Company to the Underwriters and, at the option of the Underwriters, up to an additional 1,089,277 shares of common stock (the “Offering”). The Offering is expected to close on August 13, 2013, subject to the satisfaction of the closing conditions set forth in the Underwriting Agreement, including the Share Repurchase (described below), which is expected to occur contemporaneously with the closing of the Offering. The Company is not selling any shares in the Offering and will not receive any proceeds from the Offering.

The Offering is being made pursuant to a prospectus supplement, dated August 5, 2013, to the prospectus, dated August 5, 2013, included in the Company’s registration statement on Form S-3 (File No. 333-190375), which was filed with the Securities and Exchange Commission on August 5, 2013.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the shares by the Selling Stockholders to the Underwriters, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto. The above description is qualified in its entirety by reference to such exhibit.

Share Repurchase

On August 7, 2013, the Company entered into a stock repurchase agreement with the Underwriters (the “Repurchase Agreement”) to repurchase shares of the Company’s common stock (the “Share Repurchase”), which are being sold in the Offering, directly from the Underwriters at the price per share equal to the price paid by the Underwriters to purchase the shares from the Selling Stockholders in the Offering. The Company will be repurchasing 1,600,000 shares of its common stock at a price of $25.785 per share pursuant to the terms of the Repurchase Agreement. The Share Repurchase is subject to certain conditions, including the contemporaneous closing of the Offering. The repurchased shares will be retired and returned to the status of authorized and unissued shares following the completion of the Offering.

A copy of the Repurchase Agreement is filed as Exhibit 10.1 hereto. The above description is qualified in its entirety by reference to such exhibit.

ITEM 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

1.1	Underwriting Agreement, dated August 7, 2013

10.1	Stock Repurchase Agreement, dated August 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	/s/ James S. Cox
James S. Cox
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: August 8, 2013

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated August 7, 2013

10.1	Stock Repurchase Agreement, dated August 7, 2013